Exhibit 10.37.2

AMENDMENT TO PLASMA SALE /PURCHASE AGREEMENT

ZLB Bioplasma Inc. dba ZLB Plasma Services
and
Bayer Healthcare LLC

This Amendment (“Amendment”), which shall be effective upon execution by all parties, is agreed and entered into by and between ZLB Bioplasma, Inc., a Delaware corporation doing business as ZLB Plasma Services (“ZLB”), and Bayer Healthcare LLC (“Bayer”), with respect to their certain Plasma Sale / Purchase Agreement dated as of January 1, 2003 (the “Agreement”).

Whereas, ZLB and Bayer are parties to the Agreement, which such parties do hereby acknowledge and agree is in effect and is not in default as of the date of this Amendment; and,

Whereas, ZLB and Bayer desire to amend certain of the terms and conditions of the Agreement;

NOW THEREFORE, in consideration of the premises hereof and for the mutual covenants and undertakings set forth in the Agreement and in this Amendment, ZLB and Bayer do hereby agree and amend the Agreement as follows:

1.             Schedule 2 - Schedule 2 of the Agreement is hereby amended and shall be replaced in its entirety by the revised Schedule 2 attached hereto.

2.             Schedule 3 - Schedule 3 of the Agreement is hereby amended and shall be replaced in its entirety by the revised Schedule 3 attached hereto.

Except as so amended, all terms and provisions of the Agreement are reaffirmed and remain in full force and effect.

IN WITNESS WHEREOF, the respective parties have hereinbelow caused this Agreement to be executed in triplicate by their respective duly authorized officers:

ZLB BIOPLASMA INC. dba ZLB PLASMA SERVICES (ZLB)

/s/ Gordon Naylor
By:	Gordon Naylor	Date:	October 31, 2003

/s/ Gregory Boss
By:	Gregory Boss	Date:	October 29, 2003
Asst. Secretary

BAYER HEALTHCARE LLC (Bayer)

/s/ Gunnar Riemann

By:	Gunnar Riemann	Date:	December 12, 2003
President Biological Products Division